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                                                                Exhibit 99(h)(2)

                      FORM OF COMBINED AMENDED AND RESTATED
                     TRANSFER AGENCY AND REGISTRAR AGREEMENT

     AGREEMENT, dated as of August 13, 2002, by and among The Munder Funds, Inc. ("Company"), on behalf of each of its series, The Munder Funds Trust ("Trust"), on behalf of each of its series, The Munder Framlington Funds Trust ("Framlington"), on behalf of each of its series, St. Clair Funds, Inc. ("St. Clair"), on behalf of each of its series, Munder @Vantage Fund ("@Vantage"), and PFPC Inc. ("Transfer Agent"), a Massachusetts corporation.

                                   WITNESSETH

     WHEREAS, the Company, the Trust, Framlington, St. Clair and @Vantage are each registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and @Vantage is registered as a closed-end management investment company under the 1940 Act;

     WHEREAS, the Company and St. Clair are each Maryland corporations, the Trust and Framlington are each Massachusetts business trusts, and @Vantage is a Delaware business trust, each of which is authorized to issue shares in series;

     WHEREAS, the current series of each of the Company, the Trust, Framlington, St. Clair and @Vantage are listed in Exhibit 1 hereto, as amended from time to time (each a "Fund" and, collectively, the "Funds");

     WHEREAS, the Company, on behalf of each of its Funds, the Trust, on behalf of each of its Funds, Framlington, on behalf of each of its Funds, St. Clair, on behalf of each of its Funds, and @Vantage on behalf of its Fund, have entered into a Transfer Agency and Service Agreement with the Transfer Agent, dated June 19, 1995, June 28, 1995, December 31, 1996, February 4, 1997, and August 17,
2000, respectively, each as amended ("Original Agreements");

     WHEREAS, the Company, the Trust, Framlington, St. Clair, @Vantage and the Transfer Agent wish to consolidate and re-state each of the Original Agreements into this single Agreement, provided that, in doing so, no material change is made to any provision of the Original Agreements; and

     WHEREAS, the parties wish to supplement the terms of the Original Agreements and incorporate such supplemental provisions into this Agreement to
(i) clarify the Transfer Agent's responsibilities with respect to providing Fund information through the Internet; (ii) expand the Transfer Agent's responsibilities with respect to certain individual retirement accounts offered by the Funds; and (iii) establish the Transfer Agent's duties and obligations relating to the Funds' anti-money laundering policies and procedures.

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     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises hereinafter set forth, the Company, the Trust, Framlington, St. Clair, @Vantage and the Transfer Agent agree as follows:

     1. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

               (a) "Articles of Incorporation" shall mean the Articles of Incorporation, Declaration of Trust, Partnership Agreement, or similar organizational document as the case may be, of the Company, the Trust, Framlington, St. Clair or @Vantage, as applicable, as the same may be amended from time to time.

               (b) "Account Inquiry" shall mean any access to the Transfer Agent's recordkeeping system via IMPRESSNet/R/ initiated by an End-User.

               (c) "Authorized Person" shall be deemed to include any person, whether or not such person is an officer or employee of the Funds duly authorized to give Oral Instructions or Written Instructions on behalf of the Funds, as indicated in a certificate furnished to the Transfer Agent pursuant to
Section 4(c) hereof as may be received by the Transfer Agent from time to time.

               (d) "Boards of Directors/Trustees" shall mean the Boards of Directors/Trustees of the Company, the Trust, Framlington, St. Clair or @Vantage.

               (e) "Commission" shall mean the Securities and Exchange
Commission.

               (f) "Custodian" refers to any custodian or subcustodian of securities and other property which the Funds may from time to time deposit, or cause to be deposited or held under the name or account of such a custodian pursuant to a Custodian Agreement.

               (g) "End-User" shall mean any Shareholder that accesses the Transfer Agent's recordkeeping system via IMPRESSNet/R/.

               (h) "Financial Planner" shall mean any investment advisor, broker-dealer, financial planner or any other person authorized to act on behalf of a Shareholder.

               (i) "Financial Transaction" shall mean purchase, redemption, exchange or any other transaction involving the movement of Shares initiated by an End-User.

               (j) "Fund Home Page" shall mean the Funds' proprietary web site on the Internet used by the Funds to provide information to their Shareholders and potential Shareholders.

               (k) "Funds" shall mean the entities executing this Agreement, and each portfolio listed on Exhibit 1 or hereafter created and made subject to this Agreement in accordance with Section 17, collectively.

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               (l) "IMPRESSNet/R/" shall mean the Transfer Agent's proprietary system consisting of the Secure Net Gateway and the Web Transaction Engine.

               (m) "Internet" shall mean the communications network comprised of multiple communications networks linking education, government, industrial and private computer networks.

               (n) "1940 Act" shall mean the Investment Company Act of 1940, as amended.

               (o) "Oral Instructions" shall mean instructions, other than Written Instructions, actually received by the Transfer Agent from a person reasonably believed by the Transfer Agent to be an Authorized Person.

               (p) "Prospectus" shall mean the most recently dated Prospectuses and Statements of Additional Information of each of the Funds, including any supplements thereto if any, which have become effective under the Securities Act of 1933, as amended ("1933 Act") and the 1940 Act.

               (q) "Secure Net Gateway" shall mean the system of computer hardware and software and network established by the Transfer Agent to provide access between the Transfer Agent's recordkeeping system and the Internet.

               (r) "Shares" refers collectively to such shares of capital stock or beneficial interest, as the case may be, of each of the Funds as may be issued from time to time and, if a Fund is a closed-end or a series Fund, as such terms are used in the 1940 Act any other classes or series of stock or shares of beneficial interest that may be issued from time to time.

               (s) "Shareholder" shall mean a holder of shares of capital stock or beneficial interest or any other class or series of a Fund.

               (t) "Web Transaction Engine" shall mean the system of computer hardware and software created and established by the Transfer Agent in order to enable Shareholders of the Funds to utilize the Internet to access Fund information and perform account inquiries and transactions.

               (u) "Written Instructions" shall mean a written communication signed by a person reasonably believed by the Transfer Agent to be an Authorized Person and actually received by the Transfer Agent. Written Instructions shall include manually executed originals and authorized electronic transmissions, including telefacsimile of a manually executed original or other process.

     2. Appointment of the Transfer Agent. The Funds hereby appoint and constitute the Transfer Agent as transfer agent, registrar and dividend disbursing agent for Shares of the Funds

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and as shareholder servicing agent for the Funds. The Transfer Agent accepts such appointments and agrees to perform the duties hereinafter set forth.

     3. Compensation.

               (a) The Funds will compensate or cause the Transfer Agent to be compensated for the performance of its obligations hereunder in accordance with the fees set forth in the written schedule of fees annexed hereto as Schedule A and incorporated herein. The Transfer Agent will transmit an invoice to the Funds as soon as practicable after the end of each calendar month which will be detailed in accordance with Schedule A, and the Funds will pay to the Transfer Agent the amount of such invoice within thirty (30) days after the Funds' receipt of the invoice.

                    In addition, the Funds agree to pay, and will be billed separately for, out-of-pocket expenses incurred by the Transfer Agent in the performance of its duties hereunder. Out-of-pocket expenses shall include, but shall not be limited to, the items specified in the written schedule of out-of-pocket charges annexed hereto as Schedule B and incorporated herein. Schedule B may be modified by the Transfer Agent upon mutual consent of the parties hereto. Unspecified out-of-pocket expenses shall be limited to those out-of-pocket expenses reasonably incurred by the Transfer Agent in the performance of its obligations hereunder. Reimbursement by the Funds for expenses incurred by the Transfer Agent in any month shall be made as soon as practicable but no later than 15 days after the receipt of an itemized bill from the Transfer Agent.

               (b) Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule A, a revised fee schedule executed and dated by the parties hereto.

               (c) All compensation payable under this Agreement shall be adjusted in accordance with any applicable penalties or awards as specified in Schedule D annexed hereto and incorporated herein.

     4. Documents. In connection with the appointment of the Transfer Agent, the Funds shall deliver or caused to be delivered to the Transfer Agent the following documents on or before the date this Agreement goes into effect, but in any case within a reasonable period of time for the Transfer Agent to prepare to perform its duties hereunder:

               (a) If applicable, specimens of the certificates for Shares of the Funds;

               (b) All account application forms and other documents relating to Shareholder accounts or to any plan, program or service offered by the Funds;

               (c) A signature card bearing the signatures of any officer of the Funds or other Authorized Person who will sign Written Instructions or is authorized to give Oral Instructions;

               (d) A certified copy of the Articles of Incorporation of the Company, the Trust, Framlington, St. Clair and @Vantage, as amended;

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               (e) A certified copy of the By-laws of the Company, the Trust,
Framlington, St. Clair and @Vantage, as amended;

               (f) A copy of the resolution of the Boards of Directors authorizing the execution and delivery of this Agreement;

               (g) A certified list of Shareholders of the Funds with the name, address and taxpayer identification number of each Shareholder, and the number of Shares of the Funds held by each, certificate numbers and denominations (if any certificates have been issued), lists of any accounts against which stop transfer orders have been placed, together with the reasons therefor, and the number of Shares redeemed by the Funds; and

               (h) An opinion of counsel for the Funds with respect to the validity of the Shares and the status of such Shares under the 1933 Act.

     5. Further Documentation. The Funds will also furnish the Transfer Agent with copies of the following documents promptly after the same shall become available:

               (a) Each resolution of the Boards of Directors/Trustees authorizing the issuance of Shares;

               (b) Any registration statements filed on behalf of the Funds and all pre-effective and post-effective amendments thereto filed with the Commission;

               (c) A certified copy of each amendment to the Articles of Incorporation or the By-Laws of the Company, the Trust, Framlington, St. Clair and @Vantage;

               (d) Certified copies of each resolution of the Boards of Directors/Trustees or other authorization designating Authorized Persons; and

               (e) Such other certificates, documents or opinions as the Transfer Agent may reasonably request in connection with the performance of its duties hereunder.

     6. Representations of the Funds. Each Fund represents to the Transfer Agent that all of its outstanding Shares are validly issued, fully paid and non-assessable. When Shares of a Fund are hereafter issued in accordance with the terms of its Articles of Incorporation and Prospectus, such Shares shall be validly issued, fully paid and non-assessable.

     7. Structure of the @Vantage Fund. The Transfer Agent understands that the @Vantage Fund is organized and structured as a close-end, interval fund pursuant to Rule 23c-3 under the 1940 Act, and that the @Vantage Fund intends to make quarterly repurchase offers commencing prior to approximately six months from the date the @Vantage Fund's registration statement is declared effective by the Commission, as described in the @Vantage Fund's Prospectus.

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     8. Distributions Payable in Shares. In the event that a Board of
Directors/Trustees shall declare a distribution payable in Shares with respect to a Fund, the Fund shall deliver or cause to be delivered to the Transfer Agent written notice of such declaration signed on behalf of the Fund, by any officer thereof, upon which the Transfer Agent shall be entitled to rely for all purposes, certifying (i) the identity of the Shares involved, (ii) the number of Shares involved, and (iii) that all appropriate action has been taken.

     9. Duties of the Transfer Agent. The Transfer Agent shall be responsible for administering and/or performing those functions typically performed by a transfer agent; for acting as service agent in connection with dividend and distribution functions; and for performing shareholder account and administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of Shares in accordance with the terms of the Prospectus, applicable law and this Agreement including without limitation, those duties specified in Schedule C attached hereto. In addition, the Funds shall deliver to the Transfer Agent all notices issued by the Funds with respect to the Shares in accordance with and pursuant to the Articles of Incorporation or By-Laws of the Company, the Trust, Framlington, St. Clair and @Vantage, as applicable, or as required by law and shall perform such other specific duties as are set forth in the Articles of Incorporation of the Company, the Trust, Framlington, St. Clair and @Vantage, as applicable, including the giving of notice of any special or annual meetings of shareholders and any other notices required thereby.

     10. Record Keeping and Other Information. The Transfer Agent shall create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule C in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the 1940 Act. All such records shall be the property of the Funds, and shall be available during regular business hours for inspection, copying and use by the Funds. Where applicable, such records shall be maintained by the Transfer Agent for the periods and in the places required by Rule 31a-2 under the 1940 Act. Upon termination of this Agreement, the Transfer Agent shall deliver all such records to the Funds, or such person as the Funds may designate.

          Upon reasonable notice by the Funds, the Transfer Agent shall make available during regular business hours such of its facilities and premises employed in connection with the performance of its duties under this Agreement for reasonable visitation by the Funds, or any person retained by the Funds as may be necessary for the Funds to evaluate the quality of the services performed by the Transfer Agent pursuant hereto.

     11. Other Duties. In addition to the duties set forth in Schedule C, the Transfer Agent shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between the Funds and the Transfer Agent. The compensation for such other duties and functions shall be reflected in a written amendment to Schedule A or B and the duties and functions shall be reflected in an amendment to Schedule C, both dated and signed by authorized persons of the parties hereto.

     12. Reliance by Transfer Agent; Instructions.

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               (a) Provided the standard of care in Section 14 has been met, the
Transfer Agent will have no liability when acting upon Written or Oral Instructions believed to have been executed or orally communicated by an Authorized Person and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from a Fund pursuant to Section 4(c). Provided the standard of care in Section 14 has been met, the Transfer Agent will also have no liability when processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of a Fund and the proper countersignature of the Transfer Agent.

               (b) At any time, the Transfer Agent may apply to any Authorized Person of the Funds for Written Instructions and may seek advice from legal counsel for the Funds, or its own legal counsel, with respect to any matter arising in connection with this Agreement, and provided the standard of care in
Section 14 has been met, it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Funds or for the Transfer Agent. Written Instructions requested by the Transfer Agent will be provided by the Funds within a reasonable period of time. In addition, the Transfer Agent, its officers, agents or employees, shall accept Oral Instructions or Written Instructions given to them by any person representing or acting on behalf of the Funds only if said representative is an Authorized Person. The Funds agree that all Oral Instructions shall be followed within one business day by confirming Written Instructions, and that failure to so confirm by the Funds shall not impair in any respect the Transfer Agent's right to rely on Oral Instructions. The Transfer Agent shall have no duty or obligation to inquire into, nor shall the Transfer Agent be responsible for, the legality of any act done by it upon the request or direction of a person reasonably believed by the Transfer Agent to be an Authorized Person.

               (c) Notwithstanding any of the foregoing provisions of this Agreement, the Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issuance or sale of any Shares or the sufficiency of the amount to be received therefor; (ii) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor; (iii) the legality of the declaration of any dividend by a Board of Directors/Trustees, or the legality of the issuance of any Shares in payment of any dividend; or (iv) the legality of any recapitalization or readjustment of the Shares.

     13. Acts of God, etc. The Transfer Agent will not be liable or responsible for delays or errors by acts of God or by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, mechanical breakdown, insurrection, war, riots, acts of terrorism or failure or unavailability of transportation, communication or power supply, fire, flood or other catastrophe.

          In the event of equipment failures beyond the Transfer Agent's control, the Transfer Agent shall, at no additional expense to the Funds, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto. The foregoing obligation shall not extend to computer terminals located outside of premises maintained by the Transfer Agent. The

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Transfer Agent shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

     14. Duty of Care and Indemnification. The Transfer Agent shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within commercially reasonable limits to insure the accuracy and completeness of all services performed under this Agreement. The Funds will indemnify and defend the Transfer Agent against and hold it harmless from any and all losses, claims, damages, liabilities or expenses of any sort or kind (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit or other proceeding (a "Claim") arising directly or indirectly from any action or thing which the Transfer Agent takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Funds; (ii) upon Oral or Written Instructions; (iii) in reliance on any records or documents received from the Funds or any Agent of the Funds, including the prior transfer agent; (iv) under the terms of this Agreement; and (v) the offer or sale of Shares in violation of any requirement under Federal or State Securities Laws, provided that neither the Transfer Agent nor any of its nominees or sub-contractors shall be indemnified against any liability to the Funds or to their Shareholders (or any expenses incident to such liability) arising out of the Transfer Agent's or such nominee's or such sub-contractor's own willful misfeasance, bad faith or negligence or reckless disregard of its duties in connection with the performance of its duties and obligations specifically described in this Agreement.

          In any case in which the Funds may be asked to indemnify or hold the Transfer Agent harmless, the Funds shall be advised of all pertinent facts concerning the situation in question. The Transfer Agent will notify the Funds promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the Funds although the failure to do so shall not prevent recovery by the Transfer Agent except and to the extent the Funds have been prejudiced thereby. The Funds shall have the option to defend the Transfer Agent against any Claim which may be the subject of this indemnification, and, in the event that the Funds so elect, such defense shall be conducted by counsel chosen by the Funds and reasonably satisfactory to the Transfer Agent, and thereupon the Funds shall take over complete defense of the Claim and the Transfer Agent shall sustain no further legal or other expenses in respect of such Claim. The Transfer Agent will not confess any Claim or make any compromise in any case in which the Funds will be asked to provide indemnification, except with the prior written consent of the Funds. The obligations of the parties hereto under this Section shall survive the termination of this Agreement.

     15. Consequential Damages. In no event and under no circumstances shall any party under this Agreement be liable to another party for consequential or indirect loss of profits, reputation or business or any other special damages under any provision of this Agreement or for any act or failure to act hereunder.

     16. Term and Termination.

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               (a) Subject to the provisions for termination provided in
subparagraphs (b), (c) and (d) of this Section 16, this Agreement shall be effective as of the date first written above with respect to the Funds listed in
Exhibit 1 as of such date and shall continue until June 1, 2005. Subject to the provisions for termination provided in subparagraphs (b), (c) and (d) of this
Section 16, following the end of the current term, this Agreement shall automatically renew for successive annual terms, unless the Company, the Trust, Framlington, St. Clair or @Vantage, as applicable, or the Transfer Agent provides written notice of its intent not to renew. Such notice must be received not less than one hundred twenty (120) days and not more than one hundred eighty
(180) days prior to the expiration of the then current term.

               (b) The Transfer Agent represents that it is currently registered with the appropriate Federal agency for the registration of transfer agents, and that it will remain so registered for the duration of this Agreement. The Transfer Agent agrees that it will promptly notify the Funds in the event of any material change in its status as a registered Transfer Agent. Should the Transfer Agent fail to be registered with the appropriate Federal agency as a transfer agent at any time during this Agreement, the Company, the Trust, Framlington, St. Clair or @Vantage, as applicable, may, on written notice to the Transfer Agent, immediately terminate this Agreement.

               (c) The Transfer Agent has committed to perform its duties under this Agreement in a manner consistent with certain performance standards. As more fully described in and subject to such conditions specified in the attached Schedule D, in the event of a Performance Failure, the Company, the Trust, Framlington, St. Clair or @Vantage, as applicable, may, on written notice to the Transfer Agent, immediately terminate this Agreement.

               (d) If the Transfer Agent breaches its duty of care set forth in
Section 14 and such breach is not cured within ninety (90) days after written notice of the breach has been received by the Transfer Agent, the Company, the Trust, Framlington, St. Clair or @Vantage, as applicable, may terminate this Agreement.

               (e) Upon termination of this Agreement and (unless this Agreement is terminated pursuant to subparagraph (b), (c) or (d) of this Section 15) at the expense of the Funds, the Transfer Agent will deliver to such successor a certified list of shareholders of the Funds (with names and addresses), and all other relevant books, records, correspondence and other records or data of the Funds in the possession of the Transfer Agent, and the Transfer Agent will cooperate with the Funds and any successor transfer agent or agents in the substitution process.

     17. Confidentiality & Privacy.

               (a) All parties hereto agree that any non-public information obtained hereunder concerning the other parties is confidential and may not be disclosed to any other person without the consent of the non-disclosing party, except as may be required by applicable law or at the request of the Commission or other governmental agency. The Transfer Agent agrees that it shall not use any non-public information for any purpose other than performance of its duties or obligations hereunder. The obligations of the parties under this Section shall survive the

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termination of this Agreement. The parties further agree that a breach of this
Section would irreparably damage the non-disclosing party and accordingly agree that each of them is entitled, without bond or other security, to an injunction or injunctions to prevent breaches of this provision. Without limiting the foregoing, the Transfer Agent agrees on behalf of itself and its nominees, sub-contractors and employees to treat confidentially all records and other information relative to the Funds and their prior, present or potential Shareholders.

               (b) The parties agree that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act ("Act"), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement, to any other party, except to the extent as necessary to carry out the services set forth in this Agreement or as otherwise permitted by law or regulation. The Transfer Agent agrees to adopt policies and procedures that address administrative, technical and physical safeguards for the protection of information of consumers or customers of the Funds. The Transfer Agent agrees to adopt policies and procedures that address administrative, technical and physical safeguards for the protections of Information of consumers or customers of the Fund.

     18. Additional Portfolios. In the event that the Company, the Trust, Framlington, St. Clair or @Vantage establishes one or more portfolios in addition to those identified in Exhibit 1 to this Agreement, as amended from time to time, with respect to which the Funds desire to have the Transfer Agent render services as transfer agent under the terms hereof, the Funds shall so notify the Transfer Agent in writing, and if the Transfer Agent agrees in writing to provide such services, Exhibit 1 shall be amended to include such additional portfolios.

     19. Amendment. This Agreement may only be amended or modified by a written instrument executed by all parties.

     20. Subcontracting. On thirty (30) days prior written notice to the Funds, the Transfer Agent may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PFPC Inc, or The PNC Financial Services Group, Inc., provided that (i) the delegate agrees with the Transfer Agent to comply with all relevant provisions of the 1940 Act; (ii) the Transfer Agent and such delegate shall promptly provide such information as the Funds may request, and respond to such questions as the Funds may ask, relative to the delegation, including (without limitation) the capabilities of the delegate; and
(iii) the delegation of such duties shall not relieve the Transfer Agent of any of its duties hereunder.

     21. Miscellaneous.

               (a) Notices. Any notice or other instrument authorized or required by this Agreement to be given in writing to the Funds or the Transfer Agent, shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

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          To the Funds:

               The Munder Funds
               480 Pierce Street - Suite 300
               Birmingham, Michigan 48009
               Fax: (248) 644-6361
               Attn: General Counsel

          To the Transfer Agent:

               PFPC Inc.
               4400 Computer Drive
               Westborough, Massachusetts 01581
               Attention: President

with a copy to: the Transfer Agent's General Counsel (same address)

               (b) Successors. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors.

               (c) Governing Law. This Agreement shall be governed exclusively by the laws of the Commonwealth of Massachusetts without reference to the choice of law provisions thereof.

               (d) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

               (e) Captions. The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

               (f) Use of Transfer Agent's Name. The Funds shall not use the name of the Transfer Agent in any Prospectus, Statement of Additional Information, shareholders' report, sales literature or other material relating to Funds in a manner not approved prior thereto in writing, provided, that the Transfer Agent need only receive notice of all reasonable uses of its name which merely refer in accurate terms to its appointment and services hereunder or which are required by any Government agency or applicable law or rule.

               (g) Use of the Funds' Names. The Transfer Agent shall not use the names of the Funds or material relating to the Funds on any documents or forms for other than internal use in a manner not approved prior thereto in writing, provided, that the Funds need only receive notice of all reasonable uses of their name, which merely refer in accurate terms to the appointment of the Transfer Agent or which are required by any government agency or applicable law or rule.

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               (h) Independent Contractors. The parties agree that they are independent contractors and not partners or co-venturers.

               (i) Entire Agreement; Severability. This Agreement and the Schedules and Exhibits attached hereto constitute the entire agreement of the parties hereto relating to the matters covered hereby and supersede any previous agreements. If any provision is held to be illegal, unenforceable or invalid for any reason, the remaining provisions shall not be affected or impaired thereby.

               (j) Liability of Massachusetts Business Trusts. The names "The Munder Funds Trust" and "The Munder Framlington Funds Trust" refer respectively to the "Trusts" created under a Declaration of Trust dated August 30, 1989 (with respect to The Munder Funds Trust) and a Declaration of Trust dated October 30, 1996 (with respect to The Munder Framlington Funds Trust). A copy of each Declaration of Trust is on file at the office of the Secretary of The Commonwealth of Massachusetts and at the principal office of the Trusts. The obligations of The Munder Funds Trust and The Munder Framlington Funds Trust entered into on behalf of a Trust by any of the Trustees, officers, representatives or agents are made not individually, but in such representative capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of that Trust personally, but bind only the respective Trust property, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against that Trust.

               (k) Separate Agreements. The parties affirm and agree that this Agreement shall be enforced as a separate individual agreement as between the Transfer Agent and each of the Company, the Trust, Framlington, St. Clair and @Vantage. Each such trust or corporation shall be responsible only for its assets and liabilities, and nothing in this Agreement shall be interpreted to combine any obligations of, or claims against one trust or corporation with those of any other trust or corporation.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                                              THE MUNDER FUNDS, INC.
                                              THE MUNDER FUNDS TRUST
                                              THE MUNDER FRAMLINGTON FUNDS TRUST
                                              ST. CLAIR FUNDS, INC.
                                              MUNDER @VANTAGE FUND


                                              By:
                                                  ------------------------------

                                              Name:
                                                    ----------------------------

                                              Title:
                                                     ---------------------------

                                              PFPC INC.


                                              By:
                                                  ------------------------------

                                              Name:
                                                    ----------------------------

                                              Title:
                                                     ---------------------------

                                    Exhibit 1

                               LIST OF PORTFOLIOS
                           dated as of August 20, 2002

The Munder Funds, Inc.
Munder Bio(Tech)/2/ Fund
Munder International Bond Fund
Munder Fund of Funds
Munder Future Technology Fund
Munder Large-Cap Growth Fund
Munder Micro-Cap Equity Fund
Munder MidCap Select Fund
Munder Money Market Fund
Munder Multi-Season Growth Fund
Munder NetNet Fund
Munder Power Plus Fund
Munder Real Estate Equity Investment Fund
Munder Small-Cap Value Fund

The Munder Framlington Funds Trust
Munder Emerging Markets Fund
Munder Healthcare Fund
Munder International Growth Fund

The Munder Funds Trust
Munder Balanced Fund
Munder Bond Fund
Munder Cash Investment Fund
Munder Index 500 Fund
Munder Intermediate Bond Fund
Munder International Equity Fund
Munder Large-Cap Value Fund
Munder Michigan Tax-Free Bond Fund
Munder Small Company Growth Fund
Munder Tax-Free Bond Fund
Munder Tax-Free Money Market Fund
Munder Tax-Free Short-Intermediate Bond Fund
Munder U.S. Government Income Fund
Munder U.S. Treasury Money Market Fund

St. Clair Funds, Inc.
Liquidity Plus Money Market Fund
Munder Institutional Government Money Market Fund
Munder Institutional Money Market Fund
Munder Institutional S&P 500 Equity Index Fund
Munder Institutional S&P MidCap Equity Index Fund
Munder Institutional S&P SmallCap Equity Index Fund

Munder @Vantage Fund

                                   Schedule A

                               TRANSFER AGENT FEES

1. RETAIL FUND PER ACCOUNT FEES: (applies to all portfolios of The Munder Funds Trust, The Munder Funds Inc., The Munder Framlington Funds Trust, and Munder @Vantage Fund, plus the Liquidity Plus Money Market Fund series of St. Clair Funds, Inc.)

Per Account Fee:            $23.75 per open non-NSCC Networked account per year
                            $12.00 per open NSCC Networked account per year
                            $1.75 per closed account per year (any account closed within a month is considered an open account until the following month)

Annual Minimum:             $40,000.00 per portfolio

Other Fees:                 The Transfer Agent shall collect an annual fee of $10.00 per global account from each shareholder holding an IRA account (excluding
                            Consumer's Energy Group)

                            NSCC Transaction Charge is $.15 per financial transaction

2. INSTITUTIONAL FUND FEE STRUCTURE (applies to all portfolios of St. Clair Funds, Inc., excluding Liquidity Plus Money Market Fund)

Asset Based Fees:           3.50 Basis Points for assets *$5 billion
                            2.50 Basis Points for assets $5 billion - $9 billion
                            2.00 Basis Points for assets ** $9 billion

Other Fees:                 IRA accounts will be charged $10.00 per global account per annum
                            (excluding Consumer's Energy Group)

                            NSCC Transaction Charge is $.15 per financial per annum transaction

3.   SYSTEM ENHANCEMENTS:   Client defined system enhancements will be agreed upon by the
                            Transfer Agent and the Funds and billed at a rate of $150.00 per hour.
                            All programming rates are subject to an annual 5% increase after
                            January 1, 2003.

*  Less than
** More than

4.   LOST SHAREHOLDER SEARCH/ REPORTING:

          $2.75 per account search*

          *The per account search fee shall be waived until January 2001 so long as the Fund retains Keane Tracers, Inc. ("KTI") to provide the Fund with KTI's "In-Depth Research Program" services.

5.   PRINT MAIL

     A. PRICING SCHEDULE FOR SPECIAL MAILINGS FOR MUNDER GROUP OF FUNDS

     This pricing is based on appropriate notification (standard of 30-day notification) and scheduling for special mailings. Scheduling requirements include having collateral arrive at agreed upon times in advance of deadlines. Mailings which arise with shorter time frames and turns will be billed at a maximum premium of 50% based on turn around requirements.

     Work Order: $30.00 per Workorder

     Technical Support/Data Processing:

          $135.00 to create an admark tape
          $10.00/K to zip + 4 data enhance with $125.00 minimum
          $80.00/hr for any data manipulation
          $6.00/K combo charge

     Admark & Machine Insert

     #10, #11, 6x9
          $62/K to admark envelope and machine insert 1 piece, with $125.00 min $2.50/K for each additional insert
          $38/K to admark only with $75.00 minimum
          $25.00/K hand sort

     9x12
          $100/K to admark envelope and machine insert 1 piece, with $125.00 min $5.00/K for each additional insert
          $38/K to admark only with $75.00 minimum
          $0.08 for each hand insert

     Admark & Hand Insert

     #10, #11, 6x9
          $0.08 for each hand insert
          $25.00/K hand sort

     9x12
          $0.09 for each hand insert
          $25.00/K hand sort

     Pressure/Sensitive Labels:

          $0.32 each to create, affix and hand insert 1 piece, with a $75.00 minimum
          $0.08 for each hand insert
          $0.10 to affix labels only
          $0.10 to create labels only

     Legal Drop (Semi/Annual Reports; mailing ten plus pieces)

          $150.00 / compliant legal drop per job and processing fees

     Create Mailing List: $0.40 per entry with $75.00 minimum

     Presort Fee: $0.035 per piece

     B. Pricing Schedule For Munder Group of Funds

     Daily Work (Confirms):

          Hand: $71/K with $50.00 minimum (includes 1 insert) $0.07/each additional insert

          Machine: $42/K with $50.00 minimum (includes 1 insert) $0.01/each additional insert

     Daily Checks:

          Hand: $91/K with $50.00 minimum daily (includes 1 insert) $0.08/each additional insert

          Machine: $52/K with $50.00 minimum (includes 1 insert) $0.01/each additional insert

               *    There is a $3.00 charge for each 3606 Form sent.

     Quarterly/Monthly Statements:

          Hand: $78/K with $50.00 minimum (includes 1 insert) $0.08/each additional insert
                     $125/K for intelligent inserting

          Machine: $52/K with $50.00 minimum (includes 1 insert) $0.01 each additional insert
                     $58/K for intelligent inserting

     Periodic Checks (i.e. dividend, ACW):

          Hand: $91/K with $75.00 minimum (includes 1 insert) $0.08/each additional insert

          Machine: $52/K with $75.00 minimum (includes 1 insert) $0.01/each additional insert

     12b-1/Dealer Commission Checks/Statements: $0.78/each envelope with $100.00 minimum

     Printing Charges: (price ranges dependent on volumes)

          $0.08/per confirm/statement/page
          $0.10/per check

     Folding (Machine): $18/K

     Folding (Hand):    $0.12 each

     Presort Charge:    $0.035 per piece

     Courier Charge:    $15.00 for each on call courier trip/or actual cost for
                        on demand

     Overnight Charge:  $3.50 per package service charge plus Federal
                        Express/Airborne charge

     Inventory Storage: $20.00 for each inventory location as of the 15th of the month

     Inventory Receipt: $20.00 for each SKU / Shipment

     Hourly work; special projects, opening envelopes, etc... $24.00 per hour

     Special Pulls: $2.50 per account pull

     Boxes/Envelopes: Shipping boxes        $0.85 each
                      Oversized Envelopes   $0.45 each

     Forms Development/Programming Fee: $150.00/hour

     Systems Testing: $85.00/hour

     Cutting Charges: $10.00/K

6. Miscellaneous Charges. The Fund shall be charged for the following products and services as applicable:
          .    Ad hoc reports
          .    Ad hoc SQL time
          .    Banking Services
          .    COLD Storage
          .    Digital Recording
          .    Microfiche/microfilm production
          .    Magnetic media tapes and freight
          .    Pre-Printed Stock, including business forms, certificates, envelopes, checks and stationary

Fee Adjustments. The Transfer Agent may adjust the per account fees and the print mail fees once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Client's monthly fees (or the Effective Date absent a prior such adjustment).

7.   DAZL Fees

               Set-up Fee: $5,000.00 (waived)

               $1,000.00 per month plus $0.25 per record transmitted ($0.15/price record)

8.   AUDIO VRU

     Ongoing monthly fees: Per call: $0.10
     Per minute in VRU: $0.29
     Monthly maintenance: $500.00*
     *The monthly maintenance fee includes: hardware and software upgrades and on call support Also, the voice recording will be billed out at $150.00 per hour

9.   IMPRESSNet/R/ Fees

     1.   Transaction Costs:
     .    Account Inquiry          $.10 per inquiry
     .    Financial Transactions   $.50 per transaction

     2.   Hardware Maintenance Fee Including Hardware and Software:
          $50,000 per annum
     . Does not include client hardware and software requirements. That is an out-of-pocket expense for the client
     .    Installation of hardware is billed as time and materials
     .    Does not include third party hardware and software maintenance agreements
     .    Does not include hardware upgrades

     3.   Customized Development: $150 per hour

     4.   Call Center Services for Registration (one-time): $2.50 per call

     5.   Network Fee (one-time): $2,100

     6.   PIN Registration and Lost PIN Replacement: $1.50 per call

     In addition, the Funds will pay to the Transfer Agent such fees payable by the Transfer Agent to AdvisorCentral, LLC under a Web Portal Agreement
     dated          , 2002, for providing financial planner access to Fund and
           ---------
     related Shareholder information via the Internet.

10.  DCXchange(R) Fees:

     The Funds agree to pay or cause to be paid to PFPC an annual fee of $15 per Plan Participant sub-account ("Sub-Account") maintained by PFPC and invested in Class A shares of the Funds listed on Exhibit 1, provided, however, effective September 9, 2002, the annual fee for Sub-Accounts invested in the Index 500 Fund shall be $5 per Sub-Account; and there shall be no annual fee payable for Sub-Accounts invested in the Money Market Funds. No fee shall be payable with respect to any Sub-Account which is not actively funded during the period.

     The Funds agree to pay or cause to be paid all fees within thirty (30) days following the receipt of a notice from PFPC that is accompanied by a statement showing the calculation of the fee. Notwithstanding the foregoing, the Funds may request back-up documentation that supports the fee calculation within fifteen (15) days after receipt of the billing notice. The Funds' review of the back-up documentation shall not exceed fifteen (15) business days.

11.  CBA:

     Set Up Fee: $38,400

     Annual per account for all eligible accounts $0.30 per year
     Programming Costs: $80.00 per hour

12.  Small Account Fee:

     Once per quarter on such dates as specified by the Funds, the Transfer Agent shall collect a small account fee (the "Small Account Fee") of $6.00 per account per Fund from certain shareholder accounts identified by the Funds each quarter. The Transfer Agent shall retain the Small Account Fees collected and, in the next invoice submitted to the Funds for payment, apply such amount as a credit against transfer agency fees otherwise payable by the Funds.

13.  AML Fees:

------------------------------------
Number of Open Accounts   Annual Fee
------------------------------------
      1,000,000 +           $50,000
------------------------------------
    500,000 - 999,999       $35,000
------------------------------------
   100,000 - 499,999        $26,000
------------------------------------
    50,000 - 99,999         $13,000
------------------------------------
    10,000 - 49,999         $ 6,000
------------------------------------
      100 - 9,999           $ 3,000
------------------------------------

14.  Retirement Plan Document Fees:

     The Transfer Agent shall provide the Funds with prototype documents and related updates in compliance with all applicable provisions of the Internal Revenue Code and related regulations:

     $500 per year -  IRA - Traditional (includes SEP)
     $500 per year -  IRA - Roth
     $500 per year -  IRA - Simple
     $500 per year -  Coverdell ESA (formerly known as the Education IRA)
     $750 per year -  Non ERISA 403(b)(7) (for salary reduction contributions only)
     $750 per year -  Money Purchase (multi participant / flexible plan documents)
     $750 per year -  Profit Sharing (multi participant / flexible plan documents)
     $750 per year -  EZk (developed for a single participant/Owner Only with income below $160,000)

Except with respect to fees for DCXchange(R) services, the Transfer Agent will provide an invoice for the fees described in this Schedule A as soon as practicable after the end of each calendar month. The Fund agrees to pay to the Transfer Agent the amounts so billed by Federal Funds Wire within thirty (30) business days after the Fund's receipt of the invoice. In addition, with respect to all fees, the Transfer Agent may charge a service fee equal to the lesser of
(i) one and one half percent (1-1/2%) per month or (ii) the highest rate legally permitted on any past due invoiced amounts.

                                   Schedule B

                             OUT-OF-POCKET EXPENSES

     Each Fund shall reimburse the Transfer Agent monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

     . Postage (bulk, pre-sort, ZIP+4, bar coding, first class) direct pass through to the Fund
     . Telephone and telecommunication costs, including all lease, maintenance and line costs
     .    Proxy solicitations, mailings and tabulations
     .    Shipping, Certified and Overnight mail and insurance
     . Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines
     .    Duplicating services
     .    Distribution and Redemption Check Issuance
     .    Courier services
     .    Federal Reserve charges for check clearance
     .    Overtime, as approved by the Fund
     .    Temporary staff, as approved by the Fund
     .    Travel and entertainment, as approved by the Fund
     . Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party recordkeeping vendors
     .    Third party audit reviews
     .    Insurance

     Each Fund agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with the Transfer Agent. In addition, each Fund will promptly reimburse the Transfer Agent for any other unscheduled expenses incurred by the Transfer Agent whenever the Fund and the Transfer Agent mutually agree that such expenses are not otherwise properly borne by the Transfer Agent as part of its duties and obligations under the Agreement.

                                   Schedule C

                          DUTIES OF THE TRANSFER AGENT

     1. Shareholder Information. The Transfer Agent or its agent shall maintain a record of the number of Shares held by each holder of record which shall include name, address, taxpayer identification and which shall indicate whether such Shares are held in certificates or uncertificated form, and if in certificated form shall include certificate numbers and denominations; historical information regarding the account of each Shareholder, including dividends and distributions paid and the date and price for all transactions on a Shareholder's account; any stop or restraining order placed against a Shareholder's account; any correspondence relating to the current maintenance of a Shareholder's account; information with respect to withholdings; and, any information required in order for the Transfer Agent to perform any calculations contemplated or required by its Agreement with the Funds. The Transfer Agent shall keep a record of all redemption checks and dividend checks returned by postal authorities, and shall maintain such records as are required for the Funds to comply with the escheat laws of any State or other authority; shall keep a record of all redemption checks and dividend checks returned by the postal authorities for the period of time they are the Transfer Agent of record and for any records provided by and receipt acknowledged by both parties from any prior Transfer Agent by means of a records certification letter; otherwise the Transfer Agent is not responsible for the said records. The Transfer Agent shall maintain such records as are required for the Funds to comply with the escheat laws of any state or other authority for the period they are Transfer Agent. The Funds will be responsible for notifying and instructing the Transfer Agent to commence the escheatment process on their behalf, for any or all states.

     2. Shareholder Services. The Transfer Agent or its agent will investigate all inquiries from Shareholders of the Funds relating to Shareholder accounts and will respond to all communications from Shareholders and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between the Transfer Agent and the Funds.

     3. Share Certificates.

          (a) At the expense of the applicable Fund, each Fund shall supply the Transfer Agent or its agent with an adequate supply of blank share certificates to meet the Transfer Agent or its agent's requirements therefor. Such Share certificates shall be properly signed by facsimile. The Funds agree that, notwithstanding the death, resignation, or removal of any officer of the Funds whose signature appears on such certificates, the Transfer Agent or its agent may continue to countersign certificates which bear such signatures until otherwise directed by Written Instructions.

          (b) The Transfer Agent or its agent shall issue replacement Share certificates in lieu of certificates which have been lost, stolen or destroyed, upon receipt by the Transfer Agent or its agent of properly executed affidavits and lost certificate bonds, in form satisfactory to the

Transfer Agent or its agent, with the Funds and the Transfer Agent or its agent as obligees under the bond.

          (c) The Transfer Agent or its agent shall also maintain a record of each certificate issued and/or canceled the number of Shares represented thereby and the holder of record. With respect to Shares held in open accounts or uncertificated form, i.e., no certificate being issued with respect thereto, the Transfer Agent or its agent shall maintain comparable records of the record holders thereof, including their names, addresses and taxpayer identification. TheTransfer Agent or its agent shall further maintain a stop transfer record on lost and/or replaced certificates.

     4. Mailing Communications to Shareholders; Proxy Materials; Notification of Repurchase Offer. The Transfer Agent or its agent will address and mail to Shareholders of the Funds, all communicators by the Funds to such Shareholders, including without limitation, confirmations of purchases and sales of Fund shares, monthly statements, all reports to Shareholders, dividend and distribution notices and proxy material for the Funds' meetings of Shareholders and @Vantage's Notification of Repurchase Offer pursuant to Rule 23c-3. In connection with repurchase offers by @Vantage, the Transfer Agent or its agent will prepare Shareholder lists, mail and certify as to the mailing of the notifications of repurchase offer, process and/or report on such mailing. In connection with meetings of Shareholders, the Transfer Agent or its Agent will prepare Shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as inspector of election at meetings and certify Shares voted at meetings.

     5. Sales of Shares.

          (a) Issuance of Shares. Upon receipt of a purchase order from or on behalf of an investor for the purchase of Shares and sufficient information to enable the Transfer Agent to establish a Shareholder account (if it is a new account) and to determine which class of Shares the investor wishes to purchase, and after confirmation of receipt of payment in the form described in the Prospectus for the class of Shares involved, the Transfer Agent shall issue and credit the account of the investor or other record holder with Shares in the manner described in the Prospectus relating to such Shares and shall prepare and mail the appropriate confirmation in accordance with legal requirements.

          (b) Suspension of Sale of Shares. The Transfer Agent or its agent shall not be required to issue any Shares of the Funds where it has received a Written Instruction from the Funds or official notice from any appropriate authority that the sale of the Shares of the Funds has been suspended or discontinued. The existence of such Written Instructions or such official notice shall be conclusive evidence of the right of the Transfer Agent or its agent to rely on such Written Instructions or official notice.

          (c) Returned Checks. In the event that any check or other order for the payment of money is returned unpaid for any reason, the Transfer Agent or its agent will: (i) give prompt notice of such return to the Funds or their designee; (ii) place a stop transfer order against all

Shares issued as a result of such check or order; and (iii) take such actions as the Transfer Agent may from time to time deem appropriate.

     6. Transfer and Redemption.

          (a) Requirements for Transfer or Redemption of Shares. The Transfer Agent or its agent shall process all requests to transfer or repurchase Shares in accordance with the transfer or redemption procedures set forth in the Prospectus.

          The Transfer Agent or its agent will transfer or redeem Shares upon receipt of Oral or Written Instructions or otherwise pursuant to the Prospectus and Share certificates, if any, properly endorsed for transfer or redemption, accompanied by such documents as the Transfer Agent or its agent reasonably may deem necessary.

          The Transfer Agent or its agent reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement on the instructions is valid and genuine. The Transfer Agent or its agent also reserves the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions which the Transfer Agent or its agent, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or redemption.

          (b) Notice to Custodian and the Funds. When Shares are redeemed, the Transfer Agent shall, upon receipt of the instructions and documents in proper form, deliver to the Funds' Custodian and to the Funds or their designee a notification setting forth the number of Shares to be redeemed. Such redeemed Shares shall be reflected on appropriate accounts maintained by the Transfer Agent reflecting outstanding Shares of the Funds involved and Shares attributed to individual accounts.

          (c) Payment of Redemption Proceeds. The Transfer Agent shall, upon receipt of the moneys paid to it by the Custodian for the redemption of Shares, pay such moneys as are received from the Custodian, all in accordance with the procedures described in the Written Instruction received by the Transfer Agent from the Funds. It is understood that the Transfer Agent may arrange for the direct payment of redemption proceeds to Shareholders by the Funds' Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time by the Funds, the Transfer Agent and the Funds' Custodian.

          The Transfer Agent shall not process or effect any redemption with respect to Shares of the Funds after receipt by the Transfer Agent of notification of the suspension of the determination of the net asset value of the Funds, provided the Transfer Agent has had a reasonable time to act on such notification.

     7. Dividends.

          (a) Notice to Agent and Custodian. Upon the declaration of each dividend and each capital gains distribution by the Boards of Directors/Trustees with respect to Shares of the Funds, the Funds shall furnish or cause to be furnished to the Transfer Agent or its agent a copy of a resolution of the Boards of Directors/Trustees certified by the Secretary of the Funds setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, the amount payable per Share to the Shareholders of record as of that date, the total amount payable to the Transfer Agent or its agent on the payment date and whether such dividend or distribution is to be paid in Shares of such class at net asset value.

          On or before the payment date specified in such resolution of the Boards of Directors/Trustees, the Custodian of the Funds will pay to the Transfer Agent sufficient cash to make payment to the Shareholders of record as of such payment date.

          After deducting any amount required to be withheld by any applicable tax laws, rules and/or regulations and/or other applicable laws, the Transfer Agent shall in accordance with the instructions in proper form from a Shareholder and the provisions of the applicable dividend resolutions and Prospectus issue and credit the Account of the Shareholder with Shares, or, if the Shareholder so elects, pay such dividends or distributions in cash.

          In lieu of receiving from the Funds' Custodian and paying to Shareholders cash dividends or distributions, the Transfer Agent may arrange for the direct payment of cash dividends and distributions to Shareholders by the Funds' Custodian, in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Funds, the Transfer Agent and the Funds' Custodian.

          The Transfer Agent shall prepare, file with the Internal Revenue Services and other appropriate taxing authorities, and address and mail to Shareholders such returns, forms and information relating to dividends and distributions paid by the Funds as are required to be so prepared, filed and mailed by applicable laws, rules and/or resolutions. On behalf of the Funds, the Transfer Agent shall mail certain requests for Shareholders' certifications under penalties of perjury and pay on a timely basis to the appropriate Federal authorities any taxes to be withheld on dividends and distributions paid by the Funds, all as required by applicable Federal tax laws and regulations.

          (b) Insufficient Funds for Payments. If the Transfer Agent or its agent does not receive sufficient cash from the Custodian to make total dividend and/or distribution payments to all Shareholders of the Funds as of the record date, the Transfer Agent or its agent will, upon notifying the Funds, withhold payment to all Shareholders of record as of the record date until sufficient cash is provided to the Transfer Agent or its agent.

     8. Cash Management Services. Funds received by the Transfer Agent in the course of performing its services hereunder will be held in bank accounts and/or fixed income investment accounts. With respect to Funds maintained in fixed income investment accounts, the Transfer Agent shall retain any interest generated or earned. With respect to funds maintained in bank accounts, the Transfer Agent shall retain any excess balance credits or excess benefits earned or generated by or associated with such bank accounts or made available by the institution at which such bank accounts are maintained after such balance credits or benefits are first applied towards banking service fees charged by such institution in connection with banking services provided on behalf of the Funds.

     9. Lost Shareholders. The Transfer Agent shall perform such services as are required in order to comply with Rules 17a-24 and 17Ad-17 of the Securities Exchange Act of 1934, as amended (the "Lost Shareholder Rules"), including, but not limited to those set forth below. The Transfer Agent may, in its sole discretion, use the services of a third party to perform some or all of such services.

          (a)  Documentation of electronic search policies and procedures;
          (b)  Execution of required searches;
          (c)  Creation and mailing of confirmation letters;
          (d)  Taking receipt of returned verification forms;
          (e) Providing confirmed address corrections in batch via electronic media;
          (f) Tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and
          (g) Preparation and submission of data required under the Lost Shareholder Rules.

     10. Cooperation with Accountants. The Transfer Agent shall cooperate with the Funds' independent public accountants and shall take all reasonable action in the performance of its obligations under its agreement with the Funds to assure that the necessary information is made available to such accountants for the expression of their opinions as such as may be required by the Funds from time to time.

     11. Other Services. In accordance with the Prospectus and such procedures and controls as are mutually agreed upon from time to time by and among the Funds, the Transfer Agent and the Funds' Custodian, the Transfer Agent shall (a) arrange for issuance of Shares obtained through (i) transfers of funds from Shareholders' accounts at financial institutions, (ii) a pre-authorized check plan, if any and (iii) a right of accumulation, if any; (b) arrange for the exchange of Shares for shares of such other funds designated by the Funds from time to time; and (c) arrange for systematic withdrawals from the account of a Shareholder participating in a systematic withdrawal plan, if any.

     12. Individual Retirement Account Services.

          (a) With respect to certain types of individual retirement accounts (Traditional IRAs, Roth IRAs, Coverdell Education Savings Accounts) and 403(b) Accounts (collectively "Retirement Plans") offered by the Funds, effective August 21, 2002, the Transfer Agent shall arrange for PFPC Trust Company to serve as Retirement Plan Custodian.

          (b) With respect to the Retirement Plans, PFPC shall provide the Fund with the associated Plan documents for use by the Funds and PFPC shall be responsible for the maintenance of such documents in compliance with all applicable provisions of the Internal Revenue Code and the regulations promulgated thereunder.

          (c) In connection with the foregoing, the Transfer Agent will perform or cause to be performed the services set forth in the attached Exhibit 2 to this Schedule C with respect to the Retirement Plans offered by the Funds.

     13. DCXchange(R) Services.

          (a) The Transfer Agent agrees to perform certain recordkeeping and related services, on behalf of employee benefit plans under Section 401(k) of the Internal Revenue Code ("Plans") administered by certain benefit plan consultants ("Recordkeepers"), in connection with daily valuation and processing of orders from Plan participants ("Participants") for the investment and reinvestment of Plan assets in the Funds. The Transfer Agent shall subcontract with Recordkeepers to link the Transfer Agent recordkeeping system with the Recordkeepers, in order for the Recordkeepers to maintain Fund share positions for each Participant.

          (b) The procedures for participation in the DCXchange(R)Program are set forth in the attached Exhibit 3 to this Schedule C.

     14. DAZL Product and Services.

          (a) The Transfer Agent shall, through its proprietary Data Access Zip Link ("DAZL") product, provide the Funds and such financial planners and investment advisors ("FPs") which, pursuant to agreements with the Funds, distribute Shares of the Funds, with online access to the Funds and shareholder account information for the Shareholders of the Funds or such FPs. The Transfer Agent shall provide the Funds will the appropriate documentation and procedures ("DAZL Documentation") to enable the Funds to properly use DAZL. In addition to and as more fully described in the DAZL Documentation, the Transfer Agent shall run and complete data extracts after its nightly cycles in order to provide files to the end user, i.e., financial planner, or direct to firms based upon the profiles that the on-lines designate.

          (b) In addition to and as may be more fully described in the DAZL Documentation, the Funds have responsibility (i) for setting the FSR on-lines with the appropriate data in order to feed into the DAZL extract; (ii) with respect to those FPs utilizing a third party software vendor to access information through DAZL, ensuring the vendor provides the translation of the DAZL file to the appropriate software package formats; (iii) for the Funds' errors and mistakes in the use of DAZL; (iv) for the Funds' failure to use and employ DAZL in accordance with the procedures and documentation made available by the Transfer Agent; (v) for the Funds' utilization of the control procedures set forth and described in such user documentation; and (vi) the Funds' failure to verify promptly reports or output received through the use of DAZL.

     15. IMPRESSNet/R/ Product and Services.

          (a) In accordance with the written IMPRESSNet/R/ procedures and product functionality documentation provided to the Funds by the Transfer Agent, the Transfer Agent shall, through the use of the Web Transaction Engine and Secure Net Gateway: (i) enable the Funds and End-Users to utilize the Internet to access Fund information maintained by the Funds on the Fund Home Page; and
(ii) to enable End-Users to utilize the Internet to access the Transfer Agent's recordkeeping system in order to perform account inquiries and transactions in Shareholder accounts.

          (b) The Transfer Agent will process the set-up of personal identification numbers ("PINs"), which shall include verifying initial identification numbers issued, resetting and activating personalized PINs and reissuing new PINs in connection with lost PINs.

          (c) The Transfer Agent shall provide installation services which shall include review and sign off on the Funds' network requirements, recommending the method of linking to the Web Transaction Engine, installing network hardware and software, implementing network connectivity, and testing the network connectivity and performance.

          (d) The Transfer Agent shall be responsible for maintenance and support of the Secure Net Gateway and the Web Transaction Engine, which includes the following: (i) error corrections, minor enhancements and interim upgrades to IMPRESSNet/R/ which are made generally available by the Transfer Agent to IMPRESSNet/R/ customers; and (ii) help desk support to provide assistance to Fund employees with the Funds' use of IMPRESSNet/R/.

               Maintenance and support shall not include (i) access to or use of any substantial added functionality, new interfaces, new architecture, new platforms, new versions or major development efforts, unless made generally available by the Transfer Agent to IMPRESSNet/R/ clients, as determined solely by the Transfer Agent; or (ii) maintenance of customized features.

          (e) The Transfer Agent shall be responsible for maintenance and upkeep of the security infrastructure and capabilities described in the procedures and product functionality documentation.

          (f) The Transfer Agent shall prepare and forward monthly usage reports to the Funds which shall provide the Funds with a summary of activity and functionality used by End-Users.

          (g) The Funds shall be responsible for (i) establishment and maintenance of the Fund Home Page on the Internet; (ii) services and relationships between the Funds and any third party on-line service providers to enable End-Users to access the Fund Home Page and/or the Transfer Agent's recordkeeping system via the Internet; and (iii) providing the Transfer Agent with access to and information regarding the Fund Home Page in order to enable the Transfer Agent to provide the IMPRESSNet/R/ services contemplated hereunder.

     16. Anti-Money Laundering Procedures.

          (a) The Transfer Agent shall perform all reasonable actions necessary to help the Funds be in compliance with United States Federal anti-money laundering ("AML") laws applicable to investor activity, including the Bank Secrecy Act and the USA PATRIOT Act. In this regard, the Transfer Agent shall:
(i) establish and implement written internal policies, procedures and controls reasonably designed to help prevent the Funds from being used to launder money or finance terrorist activities; (ii) provide for independent testing, by an employee who is not responsible for the operation of the Transfer Agent's AML program or by an outside party, for compliance with the Transfer Agent's established policies and procedures; (iii) designate a person or persons responsible for implementing and monitoring the operation and internal controls of the Transfer Agent's AML program; (iv) provide ongoing training of Transfer Agent personnel relating to the prevention of money-laundering activities; and
(v) provide periodic reports to the Funds relating to the services performed on their behalf under the Transfer Agent's AML program.

          (b) Upon the reasonable request of the Funds, the Transfer Agent shall provide to the Funds (it being understood all such information is to be considered confidential and treated as such and afforded all protections provided to confidential information under this agreement): (i) a copy of the Transfer Agent's written AML policies and procedures, and any amendments thereto; (ii) at the option of the Transfer Agent, a copy of a written assessment or report prepared by the party performing the independent testing for compliance, or a summary thereof, or a certification that the findings of the independent party are satisfactory; (iii) a summary of the AML training provided for appropriate personnel; (iv) information relating to due diligence performed with respect to correspondent accounts for non-U.S. financial institutions maintained by the Transfer Agent on behalf of the Funds; (v) a list of individuals responsible for implementing and monitoring the Transfer Agent's AML program; (vi) a report describing actions taken concerning the Funds under the Transfer Agent's AML program, including information relating to the treatment of any cash received by the Transfer Agent for investment in the Funds; and (vii) to the extent permitted by law, information relating to any suspicious activities concerning the Funds that is required to be or may be voluntarily reported on a suspicious activity report ("SAR").

          (c) The Transfer Agent agrees to permit inspections relating to its AML program by U.S. Federal departments or regulatory agencies with appropriate jurisdiction and to make available to examiners from such departments or regulatory agencies such information and records relating to its AML program as such examiners shall reasonably request.

                             Exhibit 1 to Schedule C

                               SUMMARY OF SERVICES

The services to be performed by the Transfer Agent or its agent shall include the following:

     A.   DAILY RECORDS

          Maintain daily the following information with respect to each Shareholder account as received:

          .    Name and Address (Zip Code)
          .    Class of Shares
          .    Taxpayer Identification Number
          .    Balance of Shares held by Agent
          .    Beneficial owner code: i.e., male, female, joint tenant, etc.
          .    Dividend code (reinvestment)
          .    Number of Shares held in certificate form

     B.   OTHER DAILY ACTIVITY

          . Answer written inquiries relating to Shareholder accounts (matters relating to portfolio management, distribution of Shares and other management policy questions will be referred to the Funds).

          . Process additional payments into established Shareholder accounts in accordance with Written Instruction.

          . Upon receipt of proper instructions and all required documentation, process requests for repurchase of Shares.

          . Identify redemption requests made with respect to accounts in which Shares have been purchased within an agreed-upon period of time for determining whether good funds have been collected with respect to such purchase and process as agreed by the Transfer Agent in accordance with Written Instructions set forth by the Funds.

          . Examine and process all transfers of Shares, ensuring that all transfer requirements and legal documents have been supplied.

          .    Issue and mail replacement checks.

          . Open new accounts and maintain records of exchanges between accounts.

          .    Furnish daily requests of transactions in Shares.

          . Calculate sales load or compensation payment (front-end and deferred) and provide such information to the Funds, if any.

          .    Calculate dealer commissions for the Funds, if any.

          . Provide toll-free lines for direct Shareholder use, plus customer liaison staff with on-line inquiry capacity.

          . Mail duplicate confirmations to dealers of their client's activity, whether executed through the dealer or directly with the Transfer Agent, if any.

          . Identify to each series or class of Shares property belonging to such series or class, and in such reports, confirmations and notices to the Funds called for under this Agreement identify the series or class to which such report, confirmation or notice pertains.

          . Identify area responsible for gain/loss purposes due to "as/of" processing and daily reconciliation of processing to identify gains and/or losses that impact the Funds. Any gain or loss will be netted out on a quarterly basis. The Transfer Agent will compensate the Funds for any losses attributable to Transfer Agent processing errors.

     C.   DIVIDEND ACTIVITY

          . Calculate and process Share dividends and distributions as instructed by the Funds.

          . Compute, prepare and mail all necessary reports to Shareholders or various authorities as requested by the Funds. Report to the Funds reinvestment plan share purchases and determination of the reinvestment price.

     D.   MEETINGS OF SHAREHOLDERS

          . Cause to be mailed proxy and related material for all meetings of Shareholders. Tabulate returned proxies (proxies must be adaptable to mechanical equipment of the Transfer Agent or its agents) and supply daily reports when sufficient proxies have been received.

          .    Prepare and submit to the Funds an Affidavit of Mailing.

          . At the time of the meeting, furnish a certified list of Shareholders, hard copy, microfilm or microfiche and, if requested by the Funds, Inspection of Election.

     E.   PERIODIC ACTIVITIES

          . Cause to be mailed reports, Prospectuses, and any other enclosures requested by the Funds (material must be adaptable to mechanical equipment of Transfer Agent or its agents).

          . Receive all notices issued by the Funds with respect to the Shares in accordance with and pursuant to the Articles of Incorporation and By-Laws and perform such other specific duties as are set forth in the Articles of Incorporation and By-Laws including a giving of notice of a special meeting and notice of redemption in the circumstances and otherwise in accordance with all relevant provisions of the Articles of Incorporation and By-Laws.

          . Furnish monthly reports of transactions in shares by type (custodial, trust, Keogh, IRA, other) including numbers of accounts.

          . Furnish state-by-state registration and sales reports to the Administrator.

          . Provide detail for underwriter or broker confirmations and other participating dealer Shareholder accounting, in accordance with such procedures as may be agreed upon between the Funds and the Transfer Agent, if any.

          . Provide Shareholder lists and statistical information concerning accounts to the Funds.

          . Provide timely notification of Trust activity and such other information as may be agreed upon from time to time between the Transfer Agent and the Custodian, to the Funds or the Custodian.

                             Exhibit 2 to Schedule C

                           RETIREMENT ACCOUNT SERVICES

With respect to all traditional individual retirement accounts, Roth individual retirement accounts, Education IRA accounts and 403(b) accounts (collectively "IRAs") of the Munder Funds, the Transfer Agent will perform the following services:

1. Process new accounts, verify completeness of application forms; establish new account records with standard abbreviation and registration formats, including proper account identification codes.

2. Examine and process contributions and invest monies received in investments in accordance with the written instructions of the participant/employer, as the case may be.

3. Process transactions in custodial accounts upon receipt of proper documentation and in accordance with the terms of any applicable IRA documentation.

4. Reinvest income dividends and capital gains distributions in investments selected by the participant.

5. Send a confirmation to the proper person(s) with respect to each transaction in the account.

6. Examine and process requests for distributions, subject to receipt of required legal documents; verify eligibility of the recipient and make payments.

7. Establish a record of types and reasons for distribution (i.e., attainment of age 59 1/2, disability, death, return of excess contributions, etc.)

8.   Record method of distribution requested and/or made.

9. Distribute the account in the event of death as required in writing by the participant/ beneficiary, subject to receipt of required legal documents.

10.  Receive and process designation of the beneficiary forms.

11. Examine and process requests for direct transfers between custodians/trustees, transfer and pay over to the successor assets in the account and records pertaining thereto as requested.

12. Send to each participant/beneficiary/employer notices, prospectuses, account statements, proxies and other documents or communications relating to Fund shares or other investment; send such other notices, documents or other communications to participants/beneficiaries/ employers as the Fund may direct the Transfer Agent to deliver.

13.  Maintain records of contributions, distributions, and other transactions.

14. Prepare any annual reports or returns required to be prepared and/or filed by the IRA custodian, including, but not limited to, an annual fair market value report, Forms 1099R and 5498 and file with the IRS and provide to participant/beneficiary.

15. Send participants/beneficiaries an annual TEFRA notice regarding required federal tax withholding.

16. Answer participant/beneficiary telephone, written or other inquiries concerning the IRAs and investments in the IRAs.

17.  Process requested changes to account information.

18. Retain original source documents, such as applications and correspondence, microfilm original source documents, as required.

19. Respond to research inquiries from the Funds or as requested by the Funds' Custodian if Custodian is directed by the Funds. Perform applicable withholding for accounts.

20.  Purge "closed" accounts as directed by the Funds.

                             Exhibit 3 to Schedule C
                             DCXchange(R) Procedures

1. Provided that the shareholder of record for Class A Shares of the Funds beneficially owned by Participants in a Plan is an omnibus account (an "Account") titled in the name of the Plan, the Plan sponsor or the Transfer Agent, the Funds agree to waive all minimum and maximum investment requirements, as well as all contingent deferred sales charges (CDSCs) (except in the case of full Account liquidations) for all Funds listed in
     Exhibit 1 to the Agreement.

2. The Funds agree to waive the initial sales charge on all purchases of Class A Shares made by Participants through an Account.

3. In the event that a Plan with investments in a class of shares of the Funds other than Class A Shares desires to participate in the DCXchange program, the Plan must convert to Class A Shares. Each conversion to Class A Shares must be accomplished via a full liquidation of existing shares, subject to any applicable CDSCs, and subsequent purchase of Class A Shares and must be coordinated through the Transfer Agent.

4. The Funds agree to transmit NAVs and accruals to the Transfer Agent via the National Securities Clearing Corporation (NSCC) Price Profile.

5. The Funds grant to the Transfer Agent a license to use the name "The Munder Funds" or the name of any individual Fund in any listings of DCXchange participating funds/clients in the Transfer Agent's marketing materials.

6. The Transfer Agent and its agents are authorized to accept orders to purchase or sell Class A Shares of the Funds on behalf of Plans and/or Participants in connection with the recordkeeping services to be provided as part of the DCXchange program. With respect to trade instructions from Plans and/or Participants received in good order and accepted by the Transfer Agent or its agents prior to the close of regular trading on the New York Stock Exchange (the "Close of Trading") on any given "Business Day" (i.e., any day in which the Funds are open for business), the Transfer Agent agrees to use reasonable efforts to transmit such trade instructions to the Funds by 5:00 a.m. Eastern time on the following Business Day in order to be executed by the Funds at the net asset value determined as of the Close of Trading on the Business Day the order was placed by the Plan or Participant. The Funds will, however, accept transmission of trade instructions after 5:00 a.m. but before 10:00 a.m. on a Business Day to be executed at the net asset value determined as of the Close of Trading on the previous Business Day.

7. Payments for net purchase and net redemption orders shall be made by wire transfer by the Transfer Agent or the applicable Plan's trust (for net purchases) or by the Funds (for net redemptions) to the account designated by the appropriate receiving party on the Business Day following the Effective Trade Date. (The day on which a trade instruction is executed by the Funds is referred to as the "Effective Trade Date").

8. In order to perform periodic reconciliations of Account Fund holdings, the Transfer Agent or its agent may request from the Funds and the Funds will provide confirmation of all trade activity on a daily basis and share positions for all Accounts on any day after activity has been posted to the Account, but no less than two times per month.

                                   Schedule D

                              PERFORMANCE STANDARDS

1.   Transaction Processing

Transaction Type Performance Standards

--------------------------------------------------------------------------------------
Transaction Type   Unacceptable - Penalty   Standard Performance   Exceptional - Award
--------------------------------------------------------------------------------------
1. New Accounts            *79.7%              79.7% - 89.9%            ***90.0%
--------------------------------------------------------------------------------------
2. Financial               *96.4%              96.4% - 99.0%            ***99.1%
--------------------------------------------------------------------------------------
3. Non-Financial           *87.2%              87.2% - 92.6%            ***92.7%
--------------------------------------------------------------------------------------
4. Overall                 *91.9%              91.9% - 95.1%            ***95.2%
--------------------------------------------------------------------------------------

*   Less than
*** Less than of equal to

..    Performance will be measured by NQR based on a sample of approximately 266 account transactions each month and reported monthly. Transactions will be reviewed for accuracy and timeliness. All "exceptions" will be noted. A transaction with no "exceptions" will result in such transaction being deemed "acceptable." The above table identifies the percentage of acceptable transactions from the sample pool during the applicable time period. Penalties or awards will be paid quarterly based on quarterly averages.

..    Penalties or Awards will be applied quarterly to the next transfer agent fee bill following receipt of the data from NQR.

..    Penalties will be waived for any quarter during which the overall transaction volume is increased by 30 percent or more versus the prior four-quarter average volume.

..    Awards will be waived for any quarter during which the overall transaction volume is decreased by 30 percent or more versus the prior four-quarter average volume.

..    Standards are subject to revision annually each June based on the previous four quarters of performance data from NQR.

..    Measurement under the standards above will begin 7/1/01 and penalties and awards under this Schedule will begin in third quarter 2001.

..    Each of the four transaction processing categories will be measured separately. Transaction processing penalties or awards will be assessed for each category separately where the performance of an individual category falls in a penalty or award range.

2.   Telephone Service Quality

                              Performance Standard

PFPC telephone quality must be rated by NQR to fall within 2.18 to 2.48 for each quarter.

------------------------------------------------------------------------------------------------
Measurement                Unacceptable - Penalty   Standard Performance   Exceptional - Award
------------------------------------------------------------------------------------------------
1. Call Quality as Rated   Rating by NQR below      Rating by NQR of       Rating by NQR above
by NQR                     2.18                     2.18 to 2.48           2.48
------------------------------------------------------------------------------------------------
2. Call Answer Rate as     * 97%                    97% - 98%              ** 98%
Measured by PFPC Call
Monitoring System
------------------------------------------------------------------------------------------------
3. Average Speed of        ** 30 seconds            30 - 20 seconds        * 20 seconds
Answer as Measured by
PFPC Call Monitoring
System
------------------------------------------------------------------------------------------------

..    Performance will be measured by NQR each month and reported monthly. Call
     Quality will be evaluated by NQR based on its 27-point evaluation process, and shall include a review of approximately 40 calls per month. Call Answer Rates are based on the percentage of all calls during the period that are answered by the Transfer Agent and not abandoned. The Average Speed of Answer will be for all calls answered during the measurement period. Penalties or awards will be paid quarterly based on quarterly averages.

..    Penalties or Awards will be applied quarterly to the next transfer agent fee bill following receipt of the data from NQR.

..    Penalties will be waived for any quarter during which the overall call volume is increased by 30 percent or more versus the prior four-quarter average volume.

..    Awards will be waived for any quarter during which the overall call volume is decreased by 30 percent or more versus the prior four-quarter average volume.

..    Standards are subject to revision annually each June based on the previous four quarters of performance data from NQR.

..    Measurement under the standards above will begin 7/1/01 and penalties and awards under this Schedule will begin in third quarter 2001.

..    Each of the three telephone service quality categories will be measured separately. Telephone service quality penalties or awards will be assessed for each category separately where the performance of an individual category falls in a penalty or award range.

3.   Maximum Penalties and Awards

                            Quarterly Per   Quarterly    Annual Per   Annual
                               Category       Total       Category     Total
                            -------------   ---------   -----------   ------
Transaction Processing
Unacceptable - Penalty        $   31,250      $125k     $       125k   $500k
Standard                      $        0      $  0      $         0    $  0
Exceptional - Award           $   12,500      $ 50k     $        50k   $200k

Telephone Service Quality
Unacceptable - Penalty        $41,666.67      $125k     $166,666.67    $500k
Standard                      $        0      $  0      $         0    $  0
Exceptional - Award           $16,666.67      $ 50k     $ 66,666.67    $200k

     Additional penalties or awards will be assessed as follows where the performance of all seven measured transaction processing and telephone service categories falls in a penalty or award range.

                                             Quarterly   Annual
                                             ---------   ------
     Additional Penalty/Award
     All Categories Unacceptable - Penalty     $125k     $500k
     Standard                                  $  0      $  0
     All Categories Exceptional - Award        $ 50k     $200k

..    In the event that the Transfer Agent fails to meet the Standard Performance level in the "overall" transaction processing category in every quarter during any one-year period, the Transfer Agent shall pay 50% of the NQR-related fees for that year. In the event that the Transfer Agent fails to meet the Standard Performance level in at least two of the three telephone service quality categories in every quarter during any one-year period, the Transfer Agent shall pay 50% (an additional 50% if the Transfer Agent is already required to pay 50% under this paragraph) of the NQR-related fees for that year. Total annual NQR-related fees are estimated to be approximately $130,000.

..    In the event that the Transfer Agent meets or exceeds the Standard
     Performance level in the "overall" transaction processing category and in at least two of the three telephone service categories in every quarter during any one-year period, the Funds will reimburse the Transfer Agent for the NQR-related fees for that year.

     Total potential Annual Penalties - $1.5 million + NQR fees
     Total potential Annual Awards - $600k + NQR fees

4.   Service-Related Termination Guidelines

     Subject to the opportunity to cure described below, the Funds may terminate this Agreement in the event that a "Performance Failure":

     . Occurs in both transaction processing and telephone service quality in two consecutive quarters during any rolling four-quarter period.

                                      -or-

     . Occurs in any single functional area in three consecutive quarters during any rolling four-quarter period.

     In the event of a Performance Failure, the Transfer Agent will be given 60 days in which to bring the performance in any category causing a Performance Failure back up to the Standard Performance level. At the end of the 60-day period if such performance is still below the Standard Performance levels, the Funds may at their discretion, notify the Transfer Agent of their intent to terminate the Agreement.

     Any quarter during which transaction or call volumes exceed the prior four-quarter average volumes by 30% or more will not be counted under these termination guidelines.

Definition of Performance Failure

..    "Performance Failure" in transaction processing means performance in the
     "overall" category that is below the Standard Performance level. "Performance Failure" in telephone service quality means performance in any two of the three measured categories that is below the Standard Performance level.